EXHIBIT 10.1

2003 EQUITY INCENTIVE PLAN

OF

DTS, INC.

1.                                  Purpose of this Plan

The purpose of this 2003 Equity Incentive Plan is to enhance the long-term stockholder value of DTS, Inc. by offering opportunities to eligible individuals to participate in the growth in value of the equity of DTS, Inc.

2.                                  Definitions and Rules of Interpretation

2.1                            Definitions

This Plan uses the following defined terms:

(a)                                      “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)                                      “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)                                       “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d)                                      “Award” means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e)                                       “Award Agreement” means the document evidencing the grant of an Award.

(f)                                          “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g)                                      “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.

(h)                                      “Board” means the Board of Directors of the Company.

(i)                                         “Cash Award” means the right to receive cash as described in Section 8.3.

(j)                                          “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(k)                                      “Code” means the Internal Revenue Code of 1986.

(l)                                         “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(m)                                    “Company” means DTS, Inc., a Delaware corporation.

(n)                                      “Company Director” means a member of the Board.

(o)                                      “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(p)                                      “Director” means a member of the Board of Directors of the Company or an Affiliate.

(q)                                      “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(r)                                        “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(s)                                        “Effective Date” means the first date of the sale by the Company of shares of its capital stock in an initial public offering pursuant to a registration statement on Form S-1 filed with the SEC.

(t)                                         “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers.  The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise.  An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10.  Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee”.

(u)                                      “Exchange Act” means the Securities Exchange Act of 1934.

(v)                                       “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate.  If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(w)                                    “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(x)                                       “Fair Market Value” means the value of Shares as determined under Section 18.2.

(y)                                       “Fundamental Transaction” means any transaction or event described in Section 10.3.

(z)                                        “Grant Date” means the date the Administrator approves the grant of an Award.  However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(aa)                               “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(bb)                               “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(cc)                                 “Non-Employee Director” means any person who is a member of the Board but is not an Employee of the Company or any Affiliate of the Company and has not been an Employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not in itself constitute employment for purposes of this definition.

(dd)                               “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B)  no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts.  Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(ee)                                 “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(ff)                                       “Option” means a right to purchase Shares of the Company granted under this Plan.

(gg)                               “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(hh)                               “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(ii)                                     “Plan” means this 2003 Equity Incentive Plan of DTS, Inc.

(jj)                                       “Prior Plans” means the Company’s 1997 Stock Option Plan and the 2002 Stock Option Plan in effect.

(kk)                               “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(ll)                                     “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(mm)                           “SAR” or “Stock Appreciation Right” means a right to receive cash based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(nn)                               “Securities Act” means the Securities Act of 1933.

(oo)                               “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(pp)                               “Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2.

(qq)                               “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(rr)                                   “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(ss)                                   “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(tt)                                     “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(uu)                               “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant.  However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status.  An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2                            Rules of Interpretation

Any reference to a “Section,” without more, is to a Section of this Plan.  Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan.  Except when otherwise indicated by the context, the singular includes the plural and vice versa.  Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute.  Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.                                      Shares Subject to this Plan; Term of this Plan

3.1                            Number of Award Shares

The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. The number of Shares initially reserved for issuance over the term of this Plan shall not exceed 3,000,000 Shares.  Such reserve shall consist of (i) the number of Shares available for issuance, as of the Effective Date, under the Prior Plans as last approved by the Company’s stockholders, including the Shares subject to outstanding options under the Prior Plans, plus (ii) those Shares issued under the Prior Plans that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full after the Effective Date, plus (iii) an additional increase of approximately 928,949 Shares to be approved by the Company’s stockholders prior to the Effective Date.  The maximum number of Shares shall be cumulatively increased on the first January 1 after the Effective Date and each January 1 thereafter for 10 years, by a number of Shares equal to the least of (a) 4% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 1,500,000 Shares, and (c) a number of Shares set by the Board.  When an Award is granted, the maximum number of Shares that may be issued under this Plan shall be reduced by the number of Shares covered by that Award.  However, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award.  By contrast, the repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan.  Notwithstanding anything in this Plan to the contrary, at no time during the eighteen (18) months following the Effective Date may the sum of the number of Shares subject to Awards under this Plan and the number of Shares subject to options under the Prior Plans exceed 15% of the outstanding Shares on a “fully diluted” basis.  For the purposes of this Section 3.1, outstanding Shares on a “fully diluted” basis shall be the number of Shares that is equal to (x) the number of Shares issued and outstanding plus (y) all Shares subject to or available for Awards or options under this Plan and the Prior Plans, respectively, and 50% of the Shares then issuable upon the exercise of warrants that were outstanding on the Effective Date of the Plan.

3.2                            Source of Shares

Award Shares may be:  (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3                            Term of this Plan

(a)                                      This Plan shall be effective on, and Awards may be granted under this Plan on and after, the earliest the date on which the Plan has been both adopted by the Board and approved by the Company’s stockholders.

(b)                                      Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan.  Accordingly, Awards may not be granted under this Plan after the earlier of those dates.

4.                                  Administration

4.1                            General

(a)                                      The Board shall have ultimate responsibility for administering this Plan.  The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board.  The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate.  Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination.  Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination.  Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator.  However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within guidelines established by the Board or Committee.  Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)                                      So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

4.2                            Authority of the Board or the Committee

Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a)                                      grant Awards, including Substitute Awards;

(b)                                      determine the Fair Market Value of Shares;

(c)                                       determine the Option Price and the Purchase Price of Awards;

(d)                                      select the Awardees;

(e)                                       determine the times Awards are granted;

(f)                                          determine the number of Shares subject to each Award;

(g)                                      determine the methods of payment that may be used to purchase Award Shares;

(h)                                      determine the methods of payment that may be used to satisfy withholding tax obligations;

(i)                                         determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j)                                          modify or amend any Award;

(k)                                      authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l)                                         determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m)                                    interpret this Plan and any Award Agreement or document related to this Plan;

(n)                                      correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o)                                      adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p)                                      adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q)                                      determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r)                                        determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s)                                        make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3                            Scope of Discretion

Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion.  Those decisions will be final, binding and conclusive.  In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way.  Notwithstanding anything herein to the contrary, and except as provided in Section 14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.                                      Persons Eligible to Receive Awards

5.1                            Eligible Individuals

Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.  However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2                            Section 162(m) Limitation

(a)                                      Options and SARs  Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more SARs and Options within any fiscal year of the Company under this Plan to purchase more than 1,500,000 Shares under Options or to receive compensation calculated with reference to more than that number of Shares under SARs, subject to adjustment pursuant to Section 10, (ii) Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board).  If an Option or SAR is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2.  Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 2,000,000 Shares under Options in the calendar year in which they commence employment, or such compensation calculated with reference to such number of Shares under SARs, subject to adjustment pursuant to Section 10.

(b)                                      Cash Awards and Stock Awards  Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions.  The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

6.                                  Terms and Conditions of Option

The following rules apply to all Options:

6.1                            Price

No Nonstatutory Option may have an Option Price less than 85% of the Fair Market Value of the Shares on the Grant Date.  No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date.  In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law.  The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

6.2                            Term

No Option shall be exercisable after its Expiration Date.  No Option may have an Expiration Date that is more than ten years after its Grant Date.  Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3                            Vesting

Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement.  Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c).  No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4                            Form and Method of Payment

(a)                                      The Board or Committee shall determine the acceptable form and method of payment for exercising an Option.

(b)                                      Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c)                                       In addition, the Administrator may permit payment to be made by any of the following methods:

(i)                                           other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii)                                       provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “  Cashless Exercise Procedure  ”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii)                                   with respect only to Optionees who are neither Officers nor Directors as of the date of exercise, one or more promissory notes meeting the requirements of Section 6.4(e) provided, however, that promissory notes may not be used for any portion of an Award which is not vested at the time of exercise;

(iv)                                     cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(v)                                         any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d)                                      The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

(e)                                  The promissory notes referred to in Section 6.4(c)(iii) shall be full recourse.  Unless the Committee specifies otherwise after taking into account any relevant accounting issues, the promissory notes shall bear interest at a fair market value rate when the Option is exercised.  Interest on the promissory notes shall also be at least sufficient to avoid imputation of interest under Sections 483, 1274, and 7872 of the Code.  The promissory notes and their administration shall at all times comply with any applicable margin rules of the Federal Reserve.  The promissory notes may also include such other terms as the Administrator specifies.  Payment may not be made by promissory note by Officers or Directors if Shares are registered under Section 12 of the Exchange Act.

6.5                            Nonassignability of Options

Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution.  However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee.  Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6                            Substitute Options

The Board may cause the Company to grant Substitute Options in connection with the acquisition by the

Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity.  Any such substitution shall be effective on the effective date of the acquisition.  Substitute Options may be Nonstatutory Options or Incentive Stock Options.  Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7                            Repricings

In furtherance of, and not in limitation of the provisions of Section 10, Options may be repriced, replaced or regranted through cancellation or modification without stockholder approval.

7.                                      Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan.  With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a)                                      The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b)                                      No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c)                                       Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year.  For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share.  Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options.  The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment.  This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d)                                      In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e)                                       Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date.  A “  Ten Percent Stockholder  ” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f)                                          The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date.  The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g)                                      Incentive Stock Options may be granted only to Employees.  If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h)                                      No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution.  During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee.  The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i)                                         An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code).  In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three-month period after the Optionee’s Termination provided it is exercised before the Expiration Date.  In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.

(j)                                          An Incentive Stock Option may only be modified by the Board.

8.                                      Stock Appreciation Rights, Stock Awards and Cash Awards

8.1                            Stock Appreciation Rights

The following rules apply to SARs:

(a)                                      General.  SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.  The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b)                                      Exercise of SARs.  Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date.  The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof, over the period or periods specified in the Award Agreement.  An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee.  A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR.  If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.

(c)                                       Nonassignability of SARs.  Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution.  Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order.

(d)                                      Substitute SARs.  The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity.  Any such substitution shall be effective on the effective date of the acquisition.  Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

(e)                                       Repricings.  A SAR may be repriced, replaced or regranted, through cancellation or modification without stockholder approval.

8.2                            Stock Awards

The following rules apply to all Stock Awards:

(a)                                      General.  The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement.  The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.  The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b)                                      Right of Repurchase.  If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c)                                       Form of Payment.  The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award.  Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.  In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d)                                      Nonassignability of Stock Awards.  Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution.  Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e)                                       Substitute Stock Award.  The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity.  Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.  Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

8.3                            Cash Awards

The following rules apply to all Cash Awards:

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.                                  Exercise of Awards

9.1                            In General

An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2                            Time of Exercise

Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise.  An Award may not be exercised for a fraction of a Share.  SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

9.3                            Issuance of Award Shares

The Company shall issue Award Shares in the name of the person properly exercising the Award.  If the

Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse.  The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable.  Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award.  No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4                            Termination

(a)                                      In General  Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date.  To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b)                                      Leaves of Absence  Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return.  Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c)                                       Death or Disability  Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date.  In the case of Termination due to death, an Award may be exercised as provided in Section 17.  In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee.  Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability.  To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d)                                      Divestiture  If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e)                                       Termination for Cause  In the discretion of the Administrator, which may be exercised on the date of grant, or at a date later in time, if an Awardee’s Termination is due to Cause, all of the Awardee’s Awards shall automatically terminate and cease to be exercisable at the time of Termination and the Administrator may rescind any and all exercises of Awards by the Awardee that occurred after the first event constituting Cause.  “Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator.  “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence.  Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief.  If the Awardee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

(f)                                          Administrator Discretion  Notwithstanding the provisions of Section 9.4 (a)-(e), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i)                                           Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii)                                       Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the

Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(g)                                      Consulting or Employment Relationship  Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall:  (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.                           Certain Transactions and Events

10.1                     In General

Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10.  Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.

10.2                     Changes in Capital Structure

In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights.  The specific adjustments shall be determined by the Board.  Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security.  The Board need not adopt the same rules for each Award or each Awardee.

10.3                     Fundamental Transactions

Except for grants to Non-Employee Directors pursuant to Section 11 herein, in the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “  Fundamental Transaction   ”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate.  Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or a right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the

Committee.  Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4                     Changes of Control

The Board may also, but need not, specify that other transactions or events constitute a “Change in Control ”.  The Board may do that either before or after the transaction or event occurs.  Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board.  In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3.  In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date).  The Board need not adopt the same rules for each Award or each Awardee.  Notwithstanding anything in this Plan to the contrary, in the event of a Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate fully so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of three (3) months following termination.

10.5                     Divestiture

If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “  Divestiture   ”.  In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination.  The Board need not adopt the same rules for each Award or each Awardee.

10.6                     Dissolution

If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution.  The Board need not adopt the same rules for each Award or each Awardee.  Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.7                     Cut-Back to Preserve Benefits

If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.                               Automatic Option Grants to Non-Employee Directors and Non-Employee Director Fee Option Grants

11.1                     Automatic Option Grants to Non-Employee Directors

(a)                                      Grant Dates  Option grants to Non-Employee Directors shall be made on the dates specified below:

(i)                                           Each Non-Employee Director who is then serving as a member of the Board on the Effective Date (the “  Current Directors   ”) and each Non-Employee Director who is first elected or appointed to the Board at any time after the effective date of this Plan shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Option to purchase 7,500 Shares (the “  Initial Grant   ”).

(ii)                                       Commencing in 2004, on the date of each annual stockholders meeting, each individual who is to continue to serve as a Non-Employee Director shall automatically be granted a Nonstatutory Option to purchase 3,750 Shares (the “  Annual Grant  ”), provided, however, that such individual has served as a Non-Employee Director for at least six (6) months.

(b)                                      Exercise Price

(i)                                           The Option Price shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Option grant date.

(ii)                                       The Option Price shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4.  Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Option Price must be made on the date of exercise.

(c)                                       Option Term   Each Option shall have a term of ten (10) years measured from the Option grant date.

(d)                                      Exercise and Vesting of Options  Except as otherwise determined by the whole Board, the Shares underlying each Option granted pursuant to Section 11.1 shall vest and be exercisable as set forth below.

(i)                                           Initial Grant.  The Shares underlying each Option issued pursuant to the Initial Grant shall vest and be exercisable as to 4.1666% of the Shares at the end of each full succeeding month from the date of grant, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company provided, however, that the Shares underlying each Option issued to Current Directors, pursuant to the Initial Grant, shall be fully vested and immediately exercisable on the grant date.

(ii)                                       Annual Grant.  The Shares underlying each Option issued pursuant to the Annual Grant shall vest and be exercisable as to 8.3333% of the Shares at the end of each full succeeding month from the date of grant, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company.

(e)                                       Termination of Board Service  The following provisions shall govern the exercise of any Options held by the Awardee at the time the Awardee ceases to serve as a Non-Employee Director:

(i)                                           In General  Except as otherwise provided in Section 11.3, after cessation of service as a Director (the “  Cessation Date   ”), the Awardee’s Options shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the three months after such Cessation Date, but in no event after the Expiration Date.  To the extent the Awardee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(ii)                                       Death or Disability  If an Awardee’s cessation of service on the Board is due to death or disability (as determined by the Board), all Options of that Awardee, to the extent exercisable upon such Cessation Date, may be exercised for one year after the Cessation Date, but in no event after the Expiration Date.  In the case of a cessation of service due to death, an Option may be exercised as provided in Section 17.  In the case of a cessation of service due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Awardee.  Death or disability occurring after an Awardee’s cessation of service shall not cause the cessation of service to be treated as having occurred due to death or disability.  To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

11.2                     Director Fee Option Grants

(a)                                      Option Grants.  The Board shall have the sole and exclusive authority to determine the calendar year or years for which the Director fee option grant program (the “  Director Fee Option Program  ”) is to be in effect.  For each such calendar year the program is in effect, each Non-Employee Director may elect to apply all or any portion of the annual retainer fee otherwise payable in cash, for his or her service on the Board for that year, to the acquisition of a special Option grant under this Director Fee Option Program.  Such election must be filed with the Company’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable.  Each Non-Employee Director who files such a timely election shall automatically be granted an Option under this Director Fee Option Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

(b)                                      Option Terms  Each Option shall be a Nonstatutory Option governed by the terms and conditions specified below.

(i)                                           Exercise Price

A.                                                 The Purchase Price shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per Share on the Option grant date.

B.                                                 The Purchase Price shall become immediately due upon exercise of the Option and shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4 of this Plan.  Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Purchase Price must be made on the date that the Option is exercised.

(ii)                                       Number of Option Shares.  The number of Shares subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A ÷ (B x 66-2/3%), where

X is the number of Option Shares,

A is the portion of the annual retainer fee subject to the Non-Employee Director’s election, and

B is the Fair Market Value of a Share on the option grant date.

(iii)                                   Exercise and Term of Options  The Option shall become exercisable in a series of twelve (12) equal monthly installments upon the Awardee’s completion of each month of Board service over the twelve (12)-month period measured from the grant date.  Each Option shall have a maximum term of ten (10) years measured from the Option grant date.

(iv)                                     Termination of Board Service  Should the Awardee cease Board service for any reason (other than death or permanent disability) while holding one or more Options under this Director Fee Option Program, then each such Option shall remain exercisable, for any or all of the Shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (x) the expiration of the ten (10)-year Option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service.  However, each Option held by the Awardee under this Director Fee Option Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all Shares for which the Option is not otherwise at that time exercisable.

(v)                                         Death or Permanent Disability  Should the Awardee’s service as a Board member cease by reason of death or permanent disability, then each Option held by such Awardee under this Director Fee Option Program shall immediately become exercisable for all the Shares at the time subject to that Option, and the Option may be exercised for any or all of those Shares as fully-vested Shares until the earlier of (x) the expiration of the ten (10)-year option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

Should the Awardee die after cessation of his or her Board service but while holding one or more Options under this Director Fee Option Program, then each such Option may be exercised, for any or all of the shares for which the Option is exercisable at the time of the Awardee’s cessation of Board service (less any Shares subsequently purchased by the Awardee prior to death), by the personal representative of the Awardee’s estate or by the person or persons to whom the Option is transferred pursuant to the Awardee’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such option.  Such right of exercise shall lapse, and the Option shall terminate, upon the earlier of (xx) the expiration of the ten (10)-year Option term or (yy) the three (3)-year period measured from the date of the Awardee’s cessation of Board service.

11.3                     Certain Transactions and Events

(a)                                      In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(b)                                      In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Each such Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

(c)                                       Each Option which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Option been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

(d)                                      The grant of Options pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e)                                       The remaining terms of each Option granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan.  Notwithstanding the foregoing, the provisions of Section 9.4 and Section 10 shall not apply to Options granted pursuant to Section 11.

11.4                     Limited Transferability of Options

Each Option granted pursuant to Section 11 may be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s family or to a trust established exclusively for one or more such family members or to an entity in which the Awardee is majority owner or to the Awardee ‘s former spouse, to the extent such assignment is in connection with the Awardee ‘s estate or financial plan or pursuant to a Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under Section 11, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee ‘s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee ‘s death.

12.                           Withholding and Tax Reporting

12.1                     Tax Withholding Alternatives

(a)                                      General  Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company.  The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations.  Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)                                      Method of Payment  The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c).  The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding.  If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

12.2                     Reporting of Dispositions

Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during:  (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.                               Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws.  Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law.  Thus, for example, Awards may not be exercised unless:  (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws.  The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer.  As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.                               Amendment or Termination of this Plan or Outstanding Awards

14.1                     Amendment and Termination

The Board may at any time amend, suspend, or terminate this Plan.

14.2                     Stockholder Approval

The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options.  The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3                     Effect

No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification.  Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification:  (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders.  The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence.  Those decisions shall be final, binding and conclusive.  Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.                               Reserved Rights

15.1                     Nonexclusivity of this Plan

This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

15.2                     Unfunded Plan

This Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience.  The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares.  The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan.  Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements.  No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.                               Special Arrangements Regarding Award Shares

16.1                     Escrow of Stock Certificates

To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated.  The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

16.2                     Repurchase Rights

(a)                                      General  If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination.  The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination.  The repurchase price shall be paid in cash.  The Company may assign this right of repurchase.

(b)                                      Procedure  The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2.  However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares.  The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.                               Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death.  An Awardee may change such a designation at any time by written notice.  If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death.  If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution.  In any case, no Award may be exercised after its Expiration Date.

18.                               Miscellaneous

18.1                     Governing Law

This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

18.2                     Determination of Value

Fair Market Value shall be determined as follows:

(a)                                      Listed Stock.  If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “  Value Date   ”) as reported in    The Wall Street Journal    or a similar publication.  If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred.  If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date.  If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b)                                      Stock Quoted by Securities Dealer  If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date.  If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)                                       No Established Market  If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.  The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

18.3                     Reservation of Shares

During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

18.4                     Electronic Communications

Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically.  Signatures may also be electronic if permitted by the Administrator.

18.5                     Notices

Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Amendment to

2003 Equity Incentive Plan

of DTS, Inc.

Notwithstanding the provisions of Section 11 of the 2003 Equity Incentive Plan (the “Plan”) of DTS, Inc. (the “ Company” ), the Plan was amended on May 9, 2005 to provide as follows:

Any automatic option grant to newly elected or appointed non-employee directors under the Plan made during the period from May 19, 2005 to December 31, 2005 shall consist of an option to purchase 30,000 shares of the Company’s common stock, vesting monthly over a three year period starting on the date of the grant.

Any annual automatic option grant to non-employee directors under the Plan made during the period from May 19, 2005 to December 31, 2005 shall consist of an option to purchase 10,000 shares of the Company’s common stock, vesting monthly over a one year period starting on the date of the grant, provided that such individual has served as a non-employee director for at least 6 months.

Any automatic option grant to newly elected or appointed non-employee directors under the Plan made at any time on or after January 1, 2006 shall consist of an option to purchase 15,000 shares of the Company’s common stock, vesting monthly over a three year period starting on the date of the grant.

Any annual automatic option grant to non-employee directors under the Plan made at any time on or after January 1, 2006 shall consist of an option to purchase 5,000 shares of the Company’s common stock, vesting monthly over a one year period starting on the date of the grant, provided that such individual has served as a non-employee director for at least 6 months.

Each non-employee director first elected or appointed to the Board at any time on or after January 1, 2006 shall automatically be granted on the date of such initial election or appointment, 7,500 shares of restricted stock under the Plan, which shall vest over a period of three years in equal installments at the end of each full month from the date of the grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

On the date of each annual stockholders’ meeting held on or after January 1, 2006, each individual who is to continue to serve as a non-employee director shall automatically be granted 2,500 shares of restricted stock under the Plan, provided that such individual has served as a non-employee director for at least 6 months.  Such restricted stock shall vest over a period of one year in equal installments at the end of each full month from the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

None of the above-referenced compensation shall be paid to any member of the Board (or committees thereof) who is an employee of the Company.

Amendment to

2003 Equity Incentive Plan

of DTS, Inc.

The 2003 Equity Incentive Plan of DTS, Inc., as amended on May 9, 2005, was further amended on May 15, 2008, by adding a new Section 5.2(c). The new Section 5.2(c) reads in its entirety as follows:

(c)                                 Cash Awards.  Subject to the provisions of this Section 5.2, so long as the Company is a “publicly held corporation” within the meaning of Code Section 162(m), no Employee may be granted one or more Cash Awards within a single fiscal year of the Company having an aggregate amount of more than $3,000,000, considered without regard to any number of Options, SARs or Stock Awards that may have been granted or awarded to such Employee during the applicable fiscal year. With respect to any Cash Award that is granted with the intent of having it qualify as “qualified performance-based compensation” under Code Section 162(m), such Cash Awards may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). Any Cash Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must be awarded, vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. If a Cash Award is cancelled, the cancelled Cash Award shall continue to be counted toward the foregoing limitation.

Amendment to

2003 Equity Incentive Plan

of DTS, Inc.

Notwithstanding the provisions of Section 11 of the 2003 Equity Incentive Plan (the “Plan”) of DTS, Inc., as previously amended on May 9, 2005 and May 15, 2008, on February 19, 2009 Section 11 of the Plan was further amended to provide as follows:

Any annual automatic option grant to non-employee directors under the Plan made at any time after February 19, 2009 shall consist of an option to purchase 7,500 shares of the Company’s common stock, vesting monthly over a one year period starting on the date of the grant, provided that such individual has served as a non-employee director for at least 6 months.

Each non-employee director first elected or appointed to the Board at any time after February 19, 2009 shall automatically be granted on the date of such initial election or appointment, 5,000 shares of restricted stock under the Plan, which shall vest over a period of three years in equal installments on each annual anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

Each restricted stock award automatically granted to a non-employee director on the date of each annual stockholders’ meeting shall vest in a single installment on the one-year anniversary of the date of grant so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

Except as set forth above, the terms and conditions of Section 11 of the Plan, as amended on May 9, 2005, shall remain in effect.

The above-referenced equity compensation shall not be paid to any member of the Board (or committees thereof) who is an employee of the Company.

Amendment to

2003 Equity Incentive Plan

of DTS, Inc.

The 2003 Equity Incentive Plan of DTS, Inc., as amended on May 9, 2005, May 15, 2008 and February 19, 2009 (as amended, the “Plan”), was further amended on February 15, 2010 to provide as follows:

1.  Section 2.1(d) shall be amended in its entirety to read as follows:

(d)     “Award” means a Stock Award, SAR, Cash Award, Option, or Restricted Stock Unit granted in accordance with the terms of this Plan.

2.  Section 2.1 shall be amended by the addition of a new Section 2.11(vv) as follows:

(vv)   “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 8.4 to receive on a future date a Share.

3.  Section 8 of the Plan shall be amended by the addition of a new Section 8.4 as follows:

8.4       The following rules apply to Restricted Stock Units Awards:

Restricted Stock Units may be granted under this Plan.  Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Administrator shall from time to time establish.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)    Grant of Restricted Stock Unit Awards

Restricted Stock Unit Awards may be granted upon such conditions as the Administrator shall determine, including, without limitation, upon the attainment of one or more Objectively Determinable Performance Conditions.

(b)   Purchase Price

No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to the Company or an Affiliate.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services having a value not less than the par value of the Shares issued upon settlement of the Restricted Stock Unit Award.

(c)    Vesting

Restricted Stock Unit Awards may (but need not) be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance criteria set forth in the Award Agreement evidencing such Award.

(d)   Voting Rights, Dividend Equivalent Rights and Distributions

Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Award Agreement evidencing any Restricted Stock Unit Award may provide that the Participant shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on Shares during the period beginning on the date such Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such dividend equivalent rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (ii) the Fair Market Value per Share on such date.

Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 10.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

(e)    Effect of Termination of Service

Unless otherwise set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to vesting conditions as of the date of the Participant’s termination of service.

(f)      Settlement of Restricted Stock Unit Awards

The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date set forth in the Award Agreement one (1) Share (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described above) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.  If permitted by the Administrator, the Participant may elect, consistent with the requirements of Section 409A of the Code, to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement.

(g)   Nontransferability of Restricted Stock Unit Awards

The right to receive Shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

Except as set forth above, the terms and conditions of the Plan, as amended hereby, shall remain in effect.

Amendment to

2003 Equity Incentive Plan

of DTS, Inc.

Notwithstanding the provisions of Section 11 of the 2003 Equity Incentive Plan (the “Plan”) of DTS, Inc., as previously amended on May 9, 2005, May 15, 2008, February 19, 2009 and February 15, 2010, on June 3, 2010 Section 11 of the Plan was further amended to provide as follows:

Any annual automatic option grant to non-employee directors under the Plan made at any time after May 31, 2010 shall consist of an option to purchase 6,000 shares of the Company’s common stock, vesting monthly over a one year period starting on the date of the grant, provided that such individual has served as a non-employee director for at least 6 months.  In addition, any such non-employee director shall receive a grant of 2,000 shares of restricted stock.   Each restricted stock award automatically granted to a non-employee director on the date of each annual stockholders’ meeting shall vest in a single installment on the one-year anniversary of the date of grant so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

Each non-employee director first elected or appointed to the Board at any time on or after May 31, 2010 shall automatically be granted on the date of such initial election or appointment, 3,000 shares of restricted stock under the Plan, which shall vest over a period of three years in equal installments on each annual anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company.  Further, such a non-employee director shall also receive an option to purchase 9,000 shares of the Company’s common stock, vesting monthly over a three year period starting on the date of the grant.

Except as set forth above, the terms and conditions of Section 11 of the Plan, as amended prior to the date hereof, shall remain in effect.

The above-referenced equity compensation shall not be paid to any member of the Board (or committees thereof) who is an employee of the Company.

Amendments to

2003 Equity Incentive Plan

of DTS, Inc.

The 2003 Equity Incentive Plan of DTS, Inc. (the “Plan”), as amended on May 9, 2005, May 15, 2008, February 19, 2009, February 15, 2010, and June 3, 2010 is further amended as of October 8, 2010 as follows:

1.                                       Existing Section 6.4(c)(v) is hereby redesignated as Section 6.4(c)(vi) and the following shall be added to the Plan as follows:

(v)           through a “Net Exercise” procedure which shall be defined as delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to an Awardee upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Option Price for the Shares with respect to which the Option is exercised, and (2) the Awardee shall pay to the Company in cash the remaining balance of such aggregate Option Price not satisfied by such reduction in the number of whole Shares to be issued.

2.                                       Section 10.2 of the Plan shall be deleted in its entirety and the following substituted in its place:

10.2        Changes in Capital Structure

Subject to any required action of the stockholders of the Company and Sections 409A and 424 of the Code to the extent applicable, in the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights, shall, without further action of the Board, be proportionately adjusted to reflect such event.  Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security and the Option Price or Purchase Price of any security subject to an Award shall be rounded up to the nearest whole cent and in no event may the Option Price or Purchase Price under any Award by decreased to an amount less than the par value.

3.                                       Section 11.2 of the Plan shall be deleted in its entirety.

4.                                       Section 18.2(c) of the Plan shall be deleted in its entirety and the following substituted in its place:

(c)           No Established Market.  If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith and in accordance with the provisions of Section 409A of the Code.